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                                                                   Exhibit 10.54

                         PROFESSIONAL SERVICES AGREEMENT

         THIS Agreement ("Agreement") is made this 30th DAY OF MARCH, 2006 by and between Kevin A. Hainley ("Hainley"), an individual and Microlslet, Inc., ("Client"), for professional services ("Services") to be provided by Hainley as more fully set forth in the annexed Statement(s) of Services. All rights and obligations of the parties set forth in this Agreement shall begin upon the date (the "Effective Date") immediately following the date of termination of that certain Professional Services Agreement dated January 18, 2006 by and between Resources Connection, LLC and the Client.

1.       INDEPENDENT CONTRACTOR STATUS

         1.1 The parties expressly agree that Hainley is an independent contractor and nothing in this Agreement shall be deemed to create a partnership, joint venture or employment relationship between the parties. Hainley will not be entitled to any of the benefits that the Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Hainley is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Hainley's compensation will be subject to withholding by the Client for the payment of any social security, federal, state or any other employee payroll taxes. The Client will regularly report amounts paid to Hainley as required by law.

2.       PERFORMANCE OF SERVICES

         2.1 All Services to be provided by Hainley under the terms of this Agreement shall be set forth in a written statement signed by Hainley and an authorized representative of Client summarizing the scope of the engagement and any special services provisions (a "Statement of Services"). The initial Statement of Services is attached as EXHIBIT A hereto and incorporated herein by reference. Any additional Services requested subsequent to the Effective Date of this Agreement or individual amendments to the provisions herein, will be set forth in additional Statements of Services, which shall be effective only after being agreed to and acknowledged, in writing, by both parties, and, upon effectiveness, shall be attached hereto and incorporated herein by reference.

         2.2 Client agrees to provide, at its own cost and expense, reasonable working space and materials which may be necessary in connection with the performance by Hainley of the Services required pursuant to this Agreement.

         2.3 Hainley hereby agrees to assign to the Client all right, title and interest in and to any tangible deliverables created by Hainley, or to which Hainley contributes, including all copyrights, trademarks and other intellectual property rights contained therein.

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3.       REPRESENTATIONS AND WARRANTIES

         3.1 Hainley represents and warrants to Client as follows:

                  (a) Hainley has full right and power to enter into this Agreement.

                  (b) Hainley will perform the Services in good faith in a diligent and workmanlike manner in accordance with accepted professional practices.

                  (c) Hainley shall comply with all applicable federal, state, and local laws, rules, regulations, codes, ordinances and orders.

                  (d) Hainley agrees to abide by all applicable rules, policies and procedures of Client.

                  (e) Hainley makes no additional warranties, whether express, implied, statutory or otherwise, including, without limitation, warranties of merchantability, fitness for a particular purpose, quality, suitability or otherwise with respect to any Services performed by him in connection with this Agreement.

         3.2 Client represents and warrants to Hainley that during the term of this Agreement, Client shall maintain a Directors and Officers Insurance Policy ("D&O Policy"), with not less than a $10,000,000 coverage limit and terms and conditions substantially similar to Client's D&O Policy in place as of the Effective Date, and shall cause Hainley to be covered thereunder as a specifically named insured party.

4.       MUTUAL INDEMNIFICATION AND LIMITATION OF LIABILITY

         4.1 Neither Hainley nor Client shall be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs). The maximum total liability of Hainley to Client for any actions, losses, damages, claims, liabilities, costs or expenses in any way arising out of or relating to this Agreement, shall not exceed the fees paid by Client to Hainley hereunder for the portion of Services or work product giving rise to such liability. Each party agrees to indemnify and hold harmless the other and its personnel, agents, officers and directors and its parent and any affiliate or subsidiary and any employee or affiliate of the other from and against any and all actions, losses, damages, claims, liabilities, taxes, tax liabilities, assessments, penalties, costs or expenses (including, without limitation, reasonable legal fees) (collectively, "Losses") in any way arising out of or relating to this Agreement brought by a third party (including, without limitation, any governmental entity), provided, however, that any amounts paid to a party that sought


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indemnification for Losses pursuant to the foregoing clause shall be paid back to the party that provided such indemnification to the extent such Losses are finally determined to have resulted from the intentional misconduct or gross negligence of the party that sought indemnification. The provisions of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in agreement, statute, tort (including, without limitation, negligence), or otherwise. The provisions of this paragraph shall survive the completion or termination of this Agreement.

5.       CONFIDENTIALITY

         5.1 Hainley (a) will preserve the confidential nature of "Confidential Information" (as defined below) received from Client in accordance with Client's established policies and practices, (b) will not disclose such Confidential Information to any third parties, (c) will use such Confidential Information solely for the purpose of performing the Services and (d) will execute the Client's Confidentiality and Intellectual Property Agreement (the "Confidentiality and Intellectual Property Agreement") which shall in no way limit the obligations of Hainley set forth herein.

         5.2 "Confidential Information" shall mean information or documents, including without limitation, business, technical or financial information, product development plans, client lists, models, forecasts and strategies, formulas, processes, trade secrets, know-how, inventions (whether or not patentable), the existence of any business discussions, negotiations or agreements between the parties; and any information regarding the skills and compensation of employees, contractors or other agents of the Clients or its subsidiaries or affiliates, employees and customers provided, however, that the term Confidential Information shall not be deemed to include information which
(i) is or becomes publicly available by means other than a breach hereof (including, without limitation, any information filed with any governmental agency and available to the public); (ii) is known to, or rightfully in the possession of, the recipient at the time of disclosure without breach or violation of any confidentiality agreement; (iii) thereafter becomes known to or comes into the possession of the recipient from a third party that the recipient reasonably believes is not under any obligation of confidentiality to the disclosing party and is lawfully in the possession of such information; (iv) is developed by the recipient independently of any disclosures previously made by the disclosing party to the recipient; or (v) is required to be disclosed by order, or the process, of a court of competent jurisdiction, administrative agency or governmental body, or by subpoena, summons or other legal process, or by law, rule or regulation, provided that prior to such disclosure by the recipient the disclosing party is given reasonable advance notice of such order or legal process and an opportunity to object to such disclosure.

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6.       PAYMENT FOR SERVICES

         6.1 Fees for the Services provided under this Agreement are based on the billing rates set forth in the applicable Statement of Services. Client will reimburse Hainley for actual expenses incurred by him in connection with the performance of Services. Fees and applicable expenses will be billed weekly, payable, without deduction or setoff, upon receipt of invoices for such fees and expenses. Invoices for services rendered during any calendar year will be submitted to Client no later than thirty (30) days after the end of such calendar year.

                  (a) Hainley reserves the right to collect interest or other penalty from Client for promptly submitted invoices upon which payment is not received within thirty (30) days of Client's receipt of such invoice. Specifically, Hainley shall be entitled to a late charge of the lesser of (i) 1 1/2 % per month or (ii) the highest rate allowable by law, in each case compounded monthly to the extent allowable by law.

                  (b) Hainley further reserves the right to cease performing Services hereunder if any invoice is not promptly paid when due.


7. ASSIGNMENT AND DELEGATION

         7.1 Hainley may not subcontract or otherwise delegate his obligations under this Agreement without the Client's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Client's successors and assigns, and will be binding on Hainley's assignees.

8.       NON-EXCLUSIVE RIGHTS

         8.1 Nothing in this Agreement shall preclude or limit either party from independently acquiring or developing competitive products or services for itself or its clients or customers, or from providing competitive products or services to its clients or customers, so long as such party does not breach the obligations it has assumed under this Agreement, including the confidentiality obligations, or otherwise violate the rights of the other party.

9.       TERMINATION OF THE AGREEMENT

         9.1 This Agreement may be terminated by either party upon thirty (30) days' prior written notice to the other party; provided, however, Section 3 (Representations and Warranties), Section 4 (Mutual Indemnification and Limitation of Liability), Section 5 (Confidentiality) and this Section 9 through the last section of this Agreement shall survive indefinitely the termination of this Agreement.

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10.      ACCEPTANCE

         10.1 By accepting the Services of Hainley, hereunder, Client is deemed to have consented to the material terms set forth herein.

11.      MODIFICATIONS

         11.1 The terms of this Agreement may be modified only by a writing signed by both parties.

12.      NOTICE

         12.1 All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED, HOWEVER, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service whereby successful delivery is confirmed by such courier service, and in each case, to the respective parties.

13.      WAIVER

         13.1 No waiver of or failure to enforce any term of this Agreement or Statement of Services shall affect or limit a party's right thereafter to enforce and compel strict compliance with every term thereof.

14.      HEADINGS

         14.1 The headings in this Agreement are for the purposes of convenience and ready reference only and shall not be deemed to expand or limit the particular sections to which they pertain.

15.      SEVERABILITY

         15.1 In the event any part of this Agreement shall be judged invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

16.      NO OBLIGATION TO THIRD PARTIES

         16.1 Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto their respective permitted successors and assigns.

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17.      ENTIRE AGREEMENT

         17.1 This Agreement, the exhibits attached hereto and the Confidentiality and Intellectual Property Agreement represent the entire understanding between the parties. In the event of any conflict between the terms of this Agreement and any Statement of Services, the terms of the governing Statement of Services shall control.

18.      GOVERNING LAW

         18.1 The validity, construction, enforcement, and interpretation of this Agreement shall be governed by the substantive laws of the State of California without giving effect to its conflicts of laws principles.

19.      DISPUTE RESOLUTION

         19.1 Except as the parties may otherwise agree in writing, all claims, demands, causes of action or controversies - past, present or future - that Hainley may have against the Client, its officers, directors, employees, independent contractors or agents - past, present or future - or that the Client may have against Hainley, shall be resolved by final and binding arbitration pursuant to the provisions of EXHIBIT B hereto. BY SIGNING THIS AGREEMENT, EACH PARTY AGREES THAT IT IS GIVING UP ITS RIGHT TO FILE A LAWSUIT IN A COURT OF LAW AND TO HAVE ITS CASE HEARD BY A JUDGE AND/OR JURY.

20.      COUNTERPARTS

         20.1 This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto do hereby execute this Agreement as of the date first above written.


Kevin A. Hainley                            MicroIslet, Inc.

By:___________________________      By:___________________________
                                    Name:_________________________
                                    Title:__________________________
Date:_________________________      Date:__________________________



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                                    EXHIBIT A
                                    ---------
                              STATEMENT OF SERVICES

The provisions of this Exhibit A are incorporated into and made a part of the Professional Services Agreement dated March 30, 2006 by and between MicroIslet, Inc. ("Client") and Kevin A. Hainley ("Hainley").

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CLIENT COMPANY NAME                              Microlslet, Inc.
AND ADDRESS                                      6370 Nancy Ridge Road
(FOR BILLING PURPOSES)                           Suite 112
                                                 San Diego, CA 92121
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    DATE OF ORIGINAL AGREEMENT                   March 30, 2006
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    CLIENT CONTACT                               Mr. Steven Frankel
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    BILLING CONTACT                              Dr. James Gavin
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    DESCRIPTION OF ENGAGEMENT                    Interim Chief Financial Officer
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    SCOPE OF SERVICES

               Hainley will perform all services reasonably requested by the Chief Executive Officer of the Client and consistent with the title of Interim Chief Financial Officer. Such services will not include the provision of audit or attestation services as described in the pronouncements on professional standards issued by the AICPA and, accordingly, Hainley will not provide any assurance concerning the reliability of any assertion that is the responsibility of another party.

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    ENGAGEMENT LENGTH               Approximately 3 months, or as needed.

               Client agrees to provide Hainley with 30 days notice of the termination of this Statement of Services. In lieu of such notice, Client agrees to pay Hainley an amount equal to the average weekly invoice for the prior 3 weeks.
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    START DATE                                   March 19, 2006
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    BILLING RATE                                 $135.00 per hour
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                                    EXHIBIT B
                                    ---------

         The provisions of this Exhibit B are incorporated into and made a part of the Professional Services Agreement dated March 30, 2006 (the "Agreement") by and between MicroIslet, Inc. ("Client") and Kevin A. Hainley ("Hainley"). Capitalized terms used and not defined herein have the same meaning as set forth in the Agreement.

                           (a) WAIVER OF RIGHT TO TRIAL. The Client and Hainley
(the "PARTIES") understand that they are waiving any right they may have to file a lawsuit or other civil action or proceeding against each other, and are voluntarily waiving any right they may have to resolve disputes between the parties through trial by judge or jury. Any and all claims or disputes arising out of or relating to the consulting relationship and/or the termination of the consulting relationship between the parties that are not resolved by their mutual agreement shall be resolved exclusively by confidential, final and binding arbitration. The parties have the right to be represented by counsel in any arbitration proceeding commenced pursuant to the Agreement.

                           (b) CLAIMS SUBJECT TO ARBITRATION. Except as the
parties may otherwise agree in writing, all claims, demands, causes of action or controversies - past, present or future - that Hainley may have against the Client, its officers, directors, employees, independent contractors or agents - past, present or future - or that the Client may have against Hainley (collectively the "CLAIMS") shall be resolved by final and binding arbitration.

                           (c) THE ARBITRATION PROCESS. Either Hainley or the
Client may commence the arbitration process by filing a written demand for arbitration with the American Arbitration Association ("AAA"), and sending a copy to the other party by proper notice pursuant to the Agreement. Demands for arbitration must be made within the applicable statute of limitations.

                  Any arbitration between the parties shall be conducted pursuant to applicable AAA procedures, except as otherwise agreed in writing by the parties. The arbitration shall be conducted in the County of San Diego, California, unless the parties mutually agree to conduct the arbitration elsewhere. The arbitration shall be conducted by a neutral Arbitrator (the "ARBITRATOR") selected by mutual agreement of the parties, or if no mutual agreement can be reached, selected from a list of arbitrators provided by AAA, as specified in the AAA's procedures. The parties will cooperate in scheduling the arbitration proceedings. Absent a subsequent contrary written agreement between the parties, the arbitration hearing shall be scheduled for a date that is within 180 days after the commencement of the arbitration. As for discovery, the parties will comply with California Code of Civil Procedure ss. 1283.05 or any other discovery required by California law. Should a non-party witness refuse to comply with a subpoena issued by the Arbitrator and the Arbitrator is unable to enforce compliance with the subpoena, the parties agree to submit the subpoena to a court of competent jurisdiction for enforcement of the subpoena.

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                  The Arbitrator shall apply the applicable substantive law, and the applicable law of remedies, for the State of California, or federal law, or both. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies. The Arbitrator is authorized to award any remedies allowed by applicable law. The Arbitrator cannot modify any of the provisions of the Agreement. The Arbitrator shall issue a written and signed statement of the basis of its decision, including findings of fact and conclusions of law. The statement and award, if any, shall be based on the terms of the Agreement, the findings of fact and the statutory and decisional case law applicable to this dispute. Proceedings to confirm, correct or vacate an award or decision rendered by the Arbitrator will be controlled by and conducted in conformity with applicable state law, including California Code of Civil Procedure ss. 1285.8, et seq. The arbitration shall be final and binding upon the parties, except as provided in this Exhibit B. Neither the parties nor the Arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of both parties.

                           (d) ARBITRATION FEES, COSTS AND AWARDS. If Hainley
initiates arbitration against the Client, Hainley must pay a filing fee to AAA equal to the current filing fee in the appropriate court had his claim been brought there, and the Client shall bear the remaining costs of the arbitration forum, including Arbitrator fees. If the Client initiates arbitration against Hainley, the Client shall bear the entire cost of the arbitration forum, including Arbitrator fees. (Such costs do not include costs of attorneys, discovery, expert witnesses, or other costs which Hainley would have been required to bear had the matter been filed in a court.) The Arbitrator may award attorneys' fees and costs to the prevailing party as authorized by law. If there is any dispute as to whether the Client or Hainley is the prevailing party, the Arbitrator will decide that issue. Any postponement or cancellation fee imposed by the arbitration service will be paid by the party requesting the postponement or cancellation, unless the Arbitrator determines that such fee would cause undue hardship on the party. At the conclusion of the arbitration, each party agrees to promptly pay any arbitration award imposed against that party.

                           (e) FAILURE TO USE ARBITRATION PROCESS. Should either
party pursue any dispute subject to this Exhibit B by any method other than set forth herein, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of appearing in, dismissing, staying or litigating such action.

                           (f) COMPLETE AGREEMENT. This Exhibit B is the
complete agreement of the parties on the subject of arbitration of claims or disputes. This Exhibit B supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Exhibit B, except as specifically set forth in this Exhibit B.

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                           BY SIGNING THIS AGREEMENT, EACH PARTY AGREES THAT IT
IS GIVING UP ITS RIGHT TO FILE A LAWSUIT IN A COURT OF LAW AND TO HAVE ITS CASE HEARD BY A JUDGE AND/OR JURY.


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